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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT: May 17, 1996
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                          ROTECH MEDICAL CORPORATION
                          --------------------------
            (Exact name of Registrant as specified on its Charter)




          Florida                                              59-2115892
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  (State or jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                             Identification No.)



4506 L.B. McLeod Road, Suite F. Orlando, Florida                  32811
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:          (407) 841-2115
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Not Applicable
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(former name or former address, if changed since last report)





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Item 5. Other Events
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FOR IMMEDIATE RELEASE
ROTECH MEDICAL CORPORATION ANNOUNCES
PROPOSED $100 MILLION CONVERTIBLE SUBORDINATED DEBENTURE
OFFERING



ORLANDO-(BUSINESS WIRE)--MAY 15, 1996--ROTECH MEDICAL CORPORATION
(NASDAQ/NMS-ROTC), today announced that it proposes to offer a new issue of $100 million of Convertible Subordinated Debentures due 2003 (the "Debentures").

The Debentures will be convertible into RoTech Common Stock, at the option of the holder, at a price to be determined. The Company also may issue up to an additional $15 million of Debentures to cover over-allotments in connection with such offering. The Company intends to use the proceeds for the sale of the Debentures to repay short term indebtedness.

The Debentures have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, except pursuant to an applicable exemption from the Securities Act of 1933 registration requirements. This release shall not constitute an offer to sell or the solicitation of an offer to buy the Debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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(c) Exhibits

Press release entitled "For Immediate Release - RoTech Medical Corporation Announces Proposed $100 million Convertible Subordinated Debenture Offering" dated May 15, 1996.



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                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                            RoTech Medical Corporation,
                                            a Florida Corporation



Dated: May 17 1996                          By: /s/ Rebecca R. Irish
       -----------                              ---------------------------
                                                Rebecca R. Irish, Treasurer
                                                and Chief Financial Officer